Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-234031, 333-234035 and 333-251326 on Form S-3 and Registration Statement Nos. 333-227555, 333-231388 and 333-237215 on Form S-8 of our report dated March 1, 2021, relating to the consolidated financial statements of Arvinas, Inc. and the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Hartford, Connecticut

March 1, 2021